Exhibit 10.1

SKINMEDICA, INC.

STOCK OPTION PLAN

As adopted by the Board of Directors on August 6, 1999

1. Purpose.

The purpose of this Non-Qualified Stock Option Plan (the “Plan”) of SkinMedica, Inc., a California corporation (the “Company”), is to secure for the Company and its stockholders the benefits arising from stock ownership by selected directors, officers, key employees and consultants of the Company. The Plan will provide a means whereby such persons may purchase shares of the Common Stock of the Company pursuant to “non-incentive” or “non-qualified” stock options and will provide a means to attract, retain and motivate people whose contribution is important to the success of the Company. The Plan does not limit the power of the Board of Directors of the Company (the “Board”) to adopt such additional compensation or benefit arrangements as it may deem desirable, including the granting of stock options outside the Plan.

2. Administration.

The Plan shall be administered by the Board. Any Board action with respect to administration of the Plan shall be taken by a majority vote or written consent of the majority of its members entitled to vote. Individual members of the Board shall not be entitled or permitted to vote with respect to matters directly involving such individuals as Optionees.

Subject to the provisions of the Plan, the Board shall have authority: (i) to construe and interpret the Plan and all other agreements or documents executed pursuant to the Plan; (ii) to define the terms used therein; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iv) to determine the times at which and the individuals to whom options shall be granted (“Optionees”), the number of shares to be subject to each option, the exercise price at which such shares are to be purchased pursuant to each option (the “Exercise Price”), vesting and exercisability of options and the duration of each option; (v) to approve and determine the duration of leaves of absence which may be granted to Optionees without constituting a termination of their employment for the purposes of the Plan; and (vi) to make all other determinations necessary or advisable for the administration of the Plan. All Board determinations and interpretations shall be binding and conclusive on the Company and on all Optionees and their permitted successors, assigns, legal representatives and beneficiaries.

The Plan and all agreements, documents and instruments entered into pursuant to the Plan shall be governed by and construed in accordance with the laws of the State of California.

3. Shares Subject to the Plan.

Subject to adjustments as provided in Section 16 hereof, the shares to be offered under the Plan (the “Shares”) shall consist of the Company’s authorized but unissued Common Stock, no par value, and the total number of Shares which may be issued upon exercise of all options under the Plan shall not exceed 150,000 Shares. If Shares subject to issuance upon exercise of any option shall cease to be subject to such option for any reason other than exercise, such Shares shall again be available for options to be granted under the Plan.

4. Eligibility and Participation.

All directors, officers, regular salaried employees and consultants of any of the following shall be eligible for selection as Optionees under the Plan: (i) the Company; (ii) any parent corporation or stockholder of the Company; (iii) any subsidiary corporation of the Company (as defined in Section 425(f) of the Internal Revenue Code of 1986 as amended (the “Code”)); (iv) a subsidiary corporation of a subsidiary of the Company; or (v) other affiliates (as defined in Rule 405 of Regulation C promulgated under the Securities Act of 1933, as amended (the “1933 Act”)) (the foregoing entities are hereinafter collectively referred to as the “Affiliates”). An individual who has been granted an option may, if such individual is otherwise eligible, be granted one or more additional options under the Plan if the Board shall so determine, subject to the other provisions of the Plan.

5. Grant and Duration of Options.

The Board shall grant and determine the terms of grant of all options under the Plan, and each option grant shall be evidenced by an option agreement in such form and with such provisions as the Board shall determine when the option is granted (the “Option Agreement”). The Option Agreement and a copy of the Plan will be delivered to each recipient of the grant within a reasonable time after the option grant date.

The option grant date shall be the date on which the Board determines to grant an option. Each option and all rights associated therewith shall expire on such date as the Board may determine, but in no event later than the “Expiration Date”, which shall be One Hundred Twenty (120) months from the adoption of this Option Plan by the Board as indicated on the first page hereof or such earlier date of termination as provided herein by Sections 11, 12, 16 or 17 or as determined by the Board and set forth in the Option Agreement.

As a condition to and in partial consideration for the grant of each option, each Optionee must agree not to disclose or misuse any of the Company’s or any of its Affiliates’ confidential or proprietary information, and further agree not to breach any fiduciary obligation or agreements with the Company or its Affiliates. The Company may refuse to allow an Option to be exercised if the Board determines, in good faith and in its sole discretion, that the Optionee has breached the foregoing requirement. Notwithstanding anything to the contrary in the Plan or in any option grant or Option Agreement, the Board may immediately cancel an option during the term of any option or during any post employment exercise period if the Optionee breaches any confidentiality or fiduciary obligations or other agreements with the Company or any of its Affiliates.

6. Exercise Price.

The Exercise Price of each option shall be determined by the Board and shall not be less than eighty-five percent (85%) of the fair market value of the Shares on the option grant date, provided, however, that the Exercise Price shall be not less than one hundred ten percent (110%) of fair market value in the case of any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations.

Unless the Shares are publicly traded on a stock exchange or otherwise, the fair market value of a Share shall be determined for purposes of the Plan in good faith by the Company’s Board by reference to the recent sale prices of a Share and such other factors as the Board may deem appropriate to reflect the fair market value thereof.

If Shares are publicly traded on a stock exchange or otherwise, the fair market value of a Share shall be determined by reference to the average closing price of a Share on the principal stock exchange on which such Shares are traded, or, if such Shares are not then traded on a principal stock exchange, the average mean between the bid and asked price of a Share as supplied by the National Association of Securities Dealers through NASDAQ (or its successor in function), in each case as reported by the Western Edition of The Wall Street Journal, for the ten business days immediately preceding the date on which the option is granted or exercised.

7. Exercise of Options.

An Optionee may exercise an option by delivery to the Company of a signed stock option exercise agreement (the “Exercise Agreement”) together with payment of the aggregate Exercise Price for the number of Shares being purchased, together with any amount required by the Company to be withheld pursuant to Section 8 hereof. The Exercise Agreement shall be in a form approved by the Board (which need not be the same for each Optionee), stating such particulars regarding the Shares and restrictions thereon and such representations and agreements regarding Optionee’s investment intent and access to information, if any, as the Board deems necessary or advisable to comply with applicable securities laws. The payment shall be in cash or by certified or cashier’s check payable to the order of the Company.

No option granted under the Plan shall be exercisable if such exercise would violate any applicable law or regulation (including, without limitation, federal and state securities laws and regulations). Subject to the foregoing, each option shall be exercisable in such installments during the period prior to the Expiration Date as the Board shall determine; provided that, except for options granted to officers, directors or consultants of the Company, each option hereunder shall become exercisable at a cumulative rate of at least twenty percent (20%) per year over the five (5) years following the option grant date. Unless otherwise determined by the Board, if an Optionee does not in any given installment period purchase all of the Shares which Optionee is entitled to purchase in such installment period, Optionee’s right to purchase any Shares not purchased in such installment period shall continue and carry over until the Expiration Date of Optionee’s option.

No option may be exercised for a fraction of a Share.

8. Withholding Tax.

Upon the exercise of the non-qualified options granted hereunder, the Company shall have the right to require Optionee or Optionee’s permitted successor in interest to pay the Company the amount of any taxes which the Company may be required to withhold with respect to such Shares prior to delivery to Optionee or such successor of any certificates representing such Shares.

9. Nontransferability.

An option granted under the Plan shall, by its terms, be nontransferable (whether by operation of law, sale, assignment, pledge, hypothecation or otherwise) by Optionee, except by will or the laws of descent and distribution, and, during Optionee’s lifetime, shall be exercisable only by Optionee and any elections relating thereto may be made only by Optionee, regardless of any community property interest therein of Optionee’s spouse or such spouse’s successor in interest. If Optionee’s spouse shall have acquired a community property interest in such option, only Optionee, or Optionee’s permitted successors in interest, may nevertheless exercise the option on behalf of Optionee’s spouse or such spouse’s successor in interest. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an option contrary to the provisions of the Plan and/or the applicable Option Agreement or Exercise Agreement, such option and all rights and privileges thereof will immediately become null and void and of no further force and effect as to all Shares which are the subject of said options, provided, however, that all restrictions on Shares purchased by Optionee through exercise of such option, including, but not limited to, the Company’s Right of Repurchase and Right of First Refusal, shall remain in full force and effect as to such Shares.

10. Holding of Shares After Exercise of Option.

At the discretion of the Board, any Option Agreement may provide that Optionee, by accepting such Option Agreement, represents and agrees, for Optionee and Optionee’s permitted transferees (by will or the laws of descent and distribution), that none of the Shares purchased upon exercise of such option will be acquired with a view to, or for resale in connection with, any “distribution” (as defined in the 1933 Act) in violation of the 1933 Act or transfer in violation of any state securities or “blue sky” laws or rules and regulations promulgated thereunder, and the person entitled to exercise the option shall, upon the request of the Company made upon any exercise of any portion of such option, furnish evidence satisfactory to the Company (including a written and signed representation) to that effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation of the 1933 Act or other applicable laws by such person.

11. Termination of Employment.

If Optionee ceases to be a director, officer, employee or consultant of the Company or its Affiliates as a result of a termination for cause, as determined by the Board in good faith and subject to applicable law, Optionee’s options and all rights under any Option Agreements shall immediately terminate upon such cessation. A determination by the Board that a cessation constitutes a termination for cause shall be final and conclusive. In no event shall all or any portion of any option be exercisable following a termination for cause.

If Optionee ceases to be a director, officer, employee or consultant of the Company or its Affiliates for any reason other than a termination for cause or Optionee’s death or permanent disability (within the meaning of Section 22(e)(3) of the Code), then Optionee may, at any time within a period of thirty (30) days after the date he so ceases to be an officer, director, employee or consultant of the Company or any of its Affiliates, and not thereafter, exercise the option granted Optionee to the extent such option was exercisable by Optionee on the date of such cessation, but not after the Expiration Date otherwise applicable. A leave of absence approved in writing by the Board shall not be deemed a termination of employment for the purposes of this Section, but no option may be exercised during any such leave of absence.

The Board may, in its sole discretion, include a provision in the Option Agreement providing that if Optionee’s employment with or service to the Company or an Affiliate terminates as a result of the retirement of the Optionee with the prior written consent of the Board, then Optionee may, at any time within a period of one year after the date he so retires, and not thereafter, exercise the option granted Optionee to the extent such option was exercisable by Optionee on the date of such retirement, but not after the Expiration Date otherwise applicable. In no event shall a termination for cause be treated as a retirement with the consent of the Board. In the absence of any such retirement provision, the option granted shall terminate in accordance with the provisions of the proceeding paragraph.

Nothing in the Plan or in any option grant or any Option Agreement shall confer or be deemed to confer on any Optionee any right to continue such Optionee’s employment or other relationship with the Company or any Affiliate or limit in any way the right of the Company or such Affiliate to terminate Optionee’s employment or other relationship at any time, with or without cause.

12. Death or Permanent Disability of Optionee.

If an Optionee dies or becomes permanently disabled while Optionee is employed by or in service to the Company or an Affiliate, Optionee’s option shall expire six (6) months after the date of such death or permanent disability, but not after the Expiration Date otherwise applicable. During such period, such option may, to the extent that it remained unexercised (but exercisable by Optionee according to such option’s terms) on the date of such death or disability be exercised by the person or persons to whom Optionee’s rights under the option shall pass by Optionee’s will or by the laws of descent and distribution.

13. Company’s Right to Repurchase Shares.

At the discretion of the Board, any Option Agreement may provide that, within ninety (90) days of the later to occur of any termination of Optionee’s employment with or service to the Company or an Affiliate or the date Optionee last purchased Shares through the exercise of options which are the subject of such Option Agreement, the Company shall have the right, but not the obligation, to repurchase (effective upon notice to Optionee [the “Repurchase Notice”]) all, but not less than all, the Shares which have been purchased by Optionee pursuant to the exercise of such option and which Optionee then holds. All of the Company’s repurchase rights hereunder shall be freely assignable, in whole or in part.

Shares issued upon exercise of an option shall not be transferable by Optionee in any manner except with the Company’s written consent and subject to applicable law, and, if the Board so requires in the Option Agreement or Exercise Agreement for such Shares, shall be held in escrow as long as a repurchase right applies to such Shares. Immediately upon receipt of a Repurchase Notice, Optionee shall deliver certificates representing the Shares to be repurchased to the Company for cancellation upon the closing of such repurchase.

The repurchase price payable by the Company if it exercises its right of repurchase shall be the greater of the fair market value of the Shares or the aggregate Exercise Price for such Shares paid by Optionee. No person shall have the right to retain dividends or distributions of shares of the Company’s common stock or other securities issued by the Company or an Affiliate with respect to Shares repurchased as provided in this section, but such dividends or distributions of such securities shall be returned to the Company within sixty (60) days of the Repurchase Notice and the Company shall repurchase the same at the repurchase price provided herein, adjusted as provided in Section 16 hereof.

The repurchase price shall be payable within sixty (60) days after the Repurchase Notice and shall be paid, at the Company’s election, (i) in cash, (ii) by cancellation of an amount of purchase money indebtedness owed by Optionee to the Company equal to the aggregate repurchase amount or (iii) a combination of (i) and (ii), provided, however, that the repurchase price shall not be paid until Optionee shall have delivered certificates representing the Share repurchased, together with all non-cash dividends and all distributions thereon, to the Company.

The Company’s right to repurchase Shares under this Section will terminate as to all Shares on the effective date of the first sale of the class of stock of which the Shares are part to the general public pursuant to a registration statement filed with and declared effective by the SEC under the 1933 Act (other than a registration statement relating solely to the issuance of Common Stock pursuant to a business combination or an employee incentive or benefit plan).

14. Right of First Refusal.

At the discretion of the Board, any Option Agreement may require that, before any Shares held by Optionee or any transferee of Optionee (either being the “Holder”) may be sold or otherwise transferred (including, without limitation, a transfer by gift or operation of law), the Company and/or its assignees shall have an assignable right of first refusal (the “Right of First Refusal”) to purchase the Shares to be sold or transferred (the “Offered Shares”) on the terms and conditions of this Section.

Prior to any sale of Shares by the Holder, Holder shall deliver a notice to the Company stating: (a) Holder’s good faith intention to sell or otherwise transfer the Offered Shares; (b) the name of each proposed transferee; (c) the number of Offered Shares to be transferred to each proposed transferee; (d) the good faith cash price or other consideration for which Holder proposes to transfer the Shares (the “Offer Price”); and (e) that Holder by such notice offers to sell the Offered Shares to the Company and/or its assignees at the Offer Price.

The Company or its assignees may exercise the Right of First Refusal by delivering a notice to Holder, within thirty (30) days of Holder’s notice to them, electing to purchase all of the Offered Shares offered to any or all proposed transferees (but, unless Holder consents, not less than all shares offered to any particular proposed transferee).

The purchase price for the Offered Shares purchased under this section will be the Offer Price. If the Offer Price includes consideration other than cash, then the cash equivalent value of the non-cash consideration shall conclusively be deemed to be the fair market value of such non-cash consideration as determined in good faith by the Board. The purchase price for Offered Shares will be payable, at the option of the Company and/or its assignees (as applicable), by check or by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or to such assignees, in the case of a purchase of Offered Shares by such assignees) or by any combination thereof. The purchase price will be paid without interest within sixty (60) days after the Company’s receipt of Holder’s notice, or, at the option of the Company and/or its assignees, in the manner and at the times set forth in Holder’s notice.

If all of the Offered Shares proposed in Holder’s notice to be transferred to a given proposed transferee are not purchased by the Company and/or its assignees as provided in this section, then Holder may sell or otherwise transfer such Offered Shares to the proposed transferee at the Offer Price or at a higher price, provided that such sale or other transfer is consummated within one hundred twenty (120) days after the date of Holder’s notice, and provided further that (i) any such sale or other transfer is effected in compliance with all applicable securities laws and (ii) the proposed transferee agrees in writing that the provisions hereof and in any applicable Option Agreement or Exercise Agreement will continue to apply to the Offered Shares in the hands of such proposed transferee. If the Offered Shares described in Holder’s notice are not transferred to the proposed transferee within such one hundred twenty (120) day period, then Holder must give a new notice to the Company, and the Company will again be offered the Right of First Refusal before any Shares held by Holder may be sold or otherwise transferred.

Notwithstanding anything to the contrary in this Section, the following transfers of Shares will be exempt from the Right of First Refusal: (i) the transfer of any or all of the Shares on the Holder’s death by will or intestacy or during the Holder’s lifetime to a trust for the benefit of the Holder or the Holder’s beneficiaries, provided that each transferee or other recipient agrees in a writing satisfactory to the Company that the provisions of this Section will continue to apply to the transferred Shares in the hands of such transferee or other recipient; (ii) any transfer of Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations (except that the Right of First Refusal will continue to apply thereafter to such Shares, in which case the surviving corporation of such merger or consolidation shall succeed to the rights of the Company hereunder unless the agreement of merger or consolidation expressly otherwise provides); or (iii) any transfer of Shares pursuant to the winding up and dissolution of the Company.

The Right of First Refusal will terminate as to all Shares on the effective date of the first sale of shares of the class of stock of which the Shares are part to the general public pursuant to a registration statement filed with and declared effective by the SEC under the 1933 Act (other than a registration statement relating solely to the issuance of Common Stock pursuant to a business combination or an employee incentive or benefit plan).

15. Privileges of Stock Ownership.

Neither any Optionee nor any other person legally entitled to exercise any option hereunder shall be entitled to any of the rights or privileges of a stockholder of the Company in respect of any Shares issuable upon any exercise of such option unless and until certificates representing such Shares shall have been actually issued and delivered following exercise of such option and payment for the Shares.

No Shares shall be issued and delivered upon exercise of any option unless and until, in the opinion of counsel for the Company, there shall have been full compliance with the applicable registration requirements of the 1933 Act, any applicable listing requirements of any national securities exchange or automated quotation system on which stock of the same class is then listed and any other applicable requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, including the application of such stock transfer orders, legends and other restrictions as the Board may deem necessary or advisable pursuant to any of the foregoing. Optionee may be required to cooperate with the Company in taking such action as the Company deems necessary or advisable to comply with any regulatory or governmental requirements.

Notwithstanding anything to the contrary in the foregoing, the Board shall annually provide each Holder with financial statements believed by the Company to meet the requirements of Section 260.140.46 of the Rules of the Commissioner of Corporations of the State of California (the “Commissioner’s Rules”).

16. Adjustments.

If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through a reorganization, combination, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of Shares as to which options may be granted under the Plan. A corresponding adjustment changing the number or kind of Shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made to the end that after such event all unexercised options or portions thereof shall maintain their proportionate interest in the Company. Any such adjustment in the outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portions of the options (other than a change due to rounding of fractional shares), but with a corresponding adjustment in the Exercise Price for each Share or other unit of any security covered by such options, provided, however, that no adjustment may decrease the Exercise Price of any option to below the par value of the Shares.

The Plan shall terminate, and any option previously granted hereunder shall terminate, upon (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation (other than a merger or consolidation with an Affiliate, a reincorporation of the Company in a different jurisdiction or another transaction in which there is no substantial change in the stockholders of the Company and the options granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Optionees), or (iii) a sale of substantially all the property or more than eighty percent (80%) of the then outstanding stock of the Company to another corporation other than an Affiliate.

Notwithstanding the foregoing, the Board may provide in writing in connection with such transaction or in connection with any private or public offering of shares of the class of stock of which the Shares are a part, for any or all of the following alternatives (separately or in combinations): (i) for all or part of the options previously granted to become immediately vested and exercisable notwithstanding the provisions of Section 7 hereof or the Option Agreement; (ii) for the assumption by the successor corporation of the options previously granted or the substitution by such corporation for such options of new options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and Exercise Prices; or (iii) for the continuance of the Plan by such successor corporation, in which event the Plan and the options previously granted shall continue in the manner and under the terms so provided.

Adjustments under this Section shall be made by the Board, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan on any such adjustment; fractions of a Share shall be rounded down to the nearest whole Share or paid in cash at fair market value, all as determined by the Board.

17. Amendment and Termination of Plan.

The Board may at any time suspend or terminate the Plan. The Board may also at any time amend or revise the terms of the Plan, provided that no such amendment or revisions shall, unless appropriate stockholder approval of such amendment or revision is obtained, increase the maximum number of Shares in the aggregate which may be sold pursuant to the options granted under the Plan, except as permitted under the provisions of Section 16, change the minimum Exercise Prices set forth in Section 6 or permit the granting of options to anyone other than as provided in Section 4.

The Board may modify, extend or renew outstanding options or reduce their Exercise Prices without prior notice to Optionee, but no such change and no amendment, suspension or termination of the Plan shall, without the consent of Optionee, impair any rights or obligations under any option previously granted under the Plan. No option may be granted during any period of suspension of nor after termination of the Plan, and the Plan shall terminate upon and in no event may any option be granted under the Plan after the first to occur of the following events: (i) the expiration of one hundred twenty (120) months from the date the Plan is adopted; or (ii) the expiration of one hundred twenty (120) months after the date the Plan is approved by the Company’s stockholders pursuant to Section 18 hereof.

18. Effective Date of Plan.

The Plan shall be submitted for approval by the holders of the outstanding voting stock of the Company (excluding Shares issued upon exercise of options under the Plan) within twelve (12) months from the date the Plan is adopted by the Board. The Plan shall be deemed approved by the holders of the outstanding voting stock of the Company by (i) the affirmative vote of the holders of a majority of the voting shares of the Company represented and voting at a duly held meeting at which a quorum is present or (ii) the written consent of the holders of a majority of the outstanding voting shares of the Company. Any options granted under the Plan prior to obtaining such stockholder approval shall be granted under the conditions that the options so granted: (1) shall not be exercisable prior to such approval, and (2) shall become null and void if such approval is not obtained. If stockholder approval is not obtained within twelve (12) months before or after the Plan is adopted, any option exercises under the Plan prior to stockholder approval must be rescinded.

19. Notices.

Except as otherwise provided herein, all notices, requests, demands and other communications made under the Plan shall be in writing and shall be deemed to be duly given: (a) upon delivery, if served personally on the party to whom notice is to be given; (b) on the date of receipt, refusal or nondelivery indicated on the receipt if mailed to the party to whom notice is to be given by first-class mail, registered or certified, postage prepaid, or by air courier; or (c) on confirmation of receipt if delivered by facsimile transmission or electronic-mail. Any notice required to be given or delivered to the Company shall be properly addressed to the Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to an Optionee shall be properly addressed to such Optionee at the address indicated in such Optionee’s Option Agreement or to such other address as Optionee may designate in writing to the Company from time to time. Notices to other persons shall be properly addressed to them at their last mailing address as shown on the records of the Company or to such other nominee or address as such person may designate in writing from time to time.